Exhibit (d)3

EXECUTION COPY

GUARANTEE

GUARANTEE, dated as of December 15, 2010 (this “Guarantee”), by Icahn Enterprises Holdings L.P. a Delaware limited partnership (“Guarantor”) in favor of Dynegy Inc., a Delaware corporation (the “Guaranteed Party”).

1.    GUARANTEE. To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement) among IEH Merger Sub LLC, a Delaware limited liability company (“Parent”), IEP Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, collectively, the “Companies”), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party (the “Merger”), Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally, guarantees to the Guaranteed Party, the full and timely performance by Parent and Merger Sub of their respective payment and other obligations under the Merger Agreement, other than with respect to Section 7.11 of the Merger Agreement (collectively, the “Obligations”), and agrees to take all actions which apply to Affiliates of the Companies under the Merger Agreement.

If Parent or Merger Sub fails to fully and timely perform and discharge any of its respective Obligations when due, then Guarantor hereby agrees to promptly fully perform, or to cause to be promptly fully performed, any such Obligations.

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Guarantor further agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (x) the Guaranteed Party has an adequate remedy at law or (y) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity (collectively, the “Prohibited Defenses”).

In furtherance of the foregoing Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against Guarantor in respect of the performance of the Obligations, regardless of whether action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions.

The Guarantor’s obligations under this Guarantee are in the nature of a continuing performance guarantee and shall remain valid and in full force and effect irrespective of any circumstances which might otherwise constitute a legal or equitable discharge of a performance guarantor, including the absence of any action to enforce the Merger Agreement or any judgment against the Guaranteed Party.

2.    NATURE OF GUARANTEE. Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment hereunder is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder as if such payment had not been made. This Guarantee is an unconditional and continuing guarantee of payment and not of collection, and the Guaranteed Party shall not be required to proceed against Parent or Merger Sub first before proceeding against Guarantor hereunder.

3.    CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of Guarantor, extend the time of performance of any of the Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting Guarantor’s obligations under this Guarantee or affecting the validity or enforceability of this Guarantee. Guarantor agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub; (b) any change in the time, place or manner of performance of any of the Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any entity or other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (d) any change in the legal existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (f) the existence of any claim, set-off or other right which Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; (g) the adequacy of any means the Guaranteed Party may have of obtaining performance related to the Obligations; (h) the value, genuineness, validity, regularity, illegality or enforceability of the Merger Agreement, in each case in accordance with its terms; or (i) any discharge of Guarantor as a matter of applicable Law or equity (other than a discharge of Guarantor with respect to the Obligations as a result of performance in full of the Obligations in accordance with their terms). To the fullest extent permitted by Law, Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (other than notices required to be made to Parent or Merger Sub pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect or any right to require the marshalling of assets of Parent or Merger Sub or any other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Merger Agreement. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. Guarantor hereby covenants and agrees that it shall not institute any proceeding asserting or assert as a defense in any proceeding, and shall cause its respective Affiliates not to institute any proceeding asserting or assert as a defense in any proceeding, (i) the Prohibited Defenses or (ii) that this Guarantee is illegal, invalid or unenforceable in accordance with its terms.

Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance, or enforcement of Guarantor’s obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and Guarantor shall not exercise any such rights unless and until all amounts payable by Guarantor under this Guarantee shall have been performed in full.

4.    NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent or any other Person (including Merger Sub) now or hereafter liable for any Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against Guarantor hereunder.

5.    REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that:

(a)    it is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization;

(b)    it has all requisite corporate, limited partnership or other power and authority to execute, deliver and perform this Guarantee and the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents, any Law, regulation, rule, decree, order, judgment or contractual restriction binding on Guarantor or its assets;

(c)    all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d)    this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(e)    Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for Guarantor to fulfill its obligations under this Guarantee shall be available to Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6.    NO ASSIGNMENT. Neither Guarantor nor the Guaranteed Party may assign or delegate their rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the other party hereto.

7.    NOTICES. All notices and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices to Guarantor hereunder shall be delivered as set forth below or to such other address or facsimile number as Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement:

    if to Guarantor:

Icahn Enterprises Holdings L.P.

c/o Icahn Associates Corp

767 Fifth Avenue, 47th Floor

New York, NY 10153

Attention: Deputy General Counsel

Fax.: (212) 688-1158

Attention: Chief Financial Officer

Fax.: (646) 861-7585

If to the Guaranteed Party, as provided in the Merger Agreement.

8.    CONTINUING GUARANTEE. Subject to the last sentence of Paragraph 3 hereof, this Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on Guarantor, its successors and assigns until all of the Obligations have been fully and timely performed. Notwithstanding the foregoing, this Guarantee shall terminate and Guarantor shall have no further obligations under this Guarantee as of the Effective Time.

9.    GOVERNING LAW; JURISDICTION. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Guarantee exclusively in the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, any federal court located in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Guarantee (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) waives any objection that the venue of the action, suit or proceeding is improper or that this Guarantee or the transactions contemplated hereby may not be enforced in or by such courts and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 7 of this Guarantee.

10.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE

IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 10.

11.    COUNTERPARTS. This Guarantee may be executed in one or more counterparts (including by facsimile or electronic transmission), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12.    FUNDING OF CERTAIN EXPENSES AND OBLIGATIONS. In the event that prior to the Effective Time, (i) Parent or Merger Sub have any expense reimbursement and indemnification obligations to the Company pursuant to and in accordance with Sections 7.6 and 7.14 of the Merger Agreement (the “Expense Payment Obligations”), and the Guaranteed Party notifies Parent and the Guarantor in writing that it is requesting payment thereof prior to the Closing or (ii) Parent otherwise requires any funds in order to comply with its obligations under 7.14 of the Merger Agreement (“Out-of-Pocket Expenses” and together with the Expense Payment Obligations, collectively the “Pre-Closing Expense Amounts”), Guarantor shall, or shall cause one of its affiliates to, capitalize Parent, within ten (10) business days thereafter with an amount sufficient to pay such Pre-Closing Expense Amounts; provided, in the event that the Merger Agreement is terminated in accordance with its terms, nothing in this Paragraph 12 shall limit any other remedies of the Company under the Merger Agreement or this Guarantee with respect to any unpaid Expense Payment Obligations except as otherwise expressly stated herein.

13.    MISCELLANEOUS.

(a)    This Guarantee, the Merger Agreement and the Support Agreement constitute the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Guarantor or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand. No modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and Guarantor in writing.

(b)    Any term or provision of this Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, (i) the Prohibited Defenses or (ii) that this Guarantee or any part hereof is invalid, illegal or unenforceable.

(c)    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guarantee.

(d)    All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.

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IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

ICAHN ENTERPRISES HOLDINGS L.P.

By:    ICAHN ENTERPRISES G.P. INC., General Partner

By:
Name:
Title:

[Guarantee Signature Page 1 of 2]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

DYNEGY INC.

By:
Name:
Title:

[Guarantee Signature Page 2 of 2]